EXHIBIT 99.2

HELIX HEARING CARE OF AMERICA CORP.

PROXY

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON ______, 2002

     The undersigned shareholder of Helix Hearing Care of America Corp. (the “Corporation”) appoints Steve Forget, Chairman and Chief Executive Officer of the Corporation or, failing him, _____________, [title]_____________ of the Corporation or, failing him, _____________, [title]_____________ of the Corporation or instead of any of the foregoing, , as nominee of the undersigned to attend and vote for and on behalf of the undersigned at the special meeting of shareholders of the Corporation to be held at _____________ a.m. (Montreal time) on _____________, 2002, and at any adjournment or postponement thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment or postponement thereof, and without limiting the generality of the power hereby conferred, the nominees named above are specifically directed to vote the shares represented by this proxy as indicated below.

1.	To vote FOR [ ] or AGAINST [ ] the arrangement resolution.

2.	To vote at the nominee’s discretion upon any amendments or variations to the matters specified in the notice of the meeting or upon any other matter as may properly come before the meeting or any adjournment thereof.

     This proxy is solicited on behalf of management of the Corporation. Shareholders have the right to appoint a person to represent them at the meeting other than the nominees designated above and may exercise such right by inserting the name of their nominee in the blank space provided above for that purpose. Proxies to be used at the meeting must be deposited with the Corporation’s transfer agent, Computershare Trust Company of Canada at 1800 McGill College Avenue, 6th Floor, Montreal, Quebec, Canada, H3A 3K9, not later than the close of business on the business day prior to the meeting or any adjournment or postponement thereof.

DATED the __________ day of __________, 2001.

PRINT NAME: ________________________________________

SIGNATURE: _________________________________________

NOTES:

1.	This form of proxy must be signed by the shareholder or his attorney duly authorized in writing or, if the shareholder is a corporation, under its seal or by a duly authorized officer or attorney thereof.

2.	Please fill in the date on which you sign this form of proxy in the space indicated above. If the date is not filled in, this form of proxy shall be deemed to be dated the date it is mailed to you.

3.	Each shareholder who is unable to attend the meeting is respectfully requested to complete, date and sign this form of proxy and return it using the self-addressed envelope provided.

4.	In the absence of any voting instructions, this proxy will be voted FOR the arrangement resolution.